Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2024 Fourth Quarter Financial Results

Tinton Falls, N.J. – April 30, 2024 – Commvault [Nasdaq: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2024.

"We had an outstanding quarter and a breakout year, highlighted by 10% total revenue growth and 15% total ARR growth in the fourth quarter," said Sanjay Mirchandani, President and CEO. "Our Commvault Cloud platform is resonating with customers, who entrust us with their data and resilience in this era of unrelenting cyber threats."

Fiscal 2024 Fourth Quarter Highlights -
•Total revenues were $223.3 million, up 10% year over year
•Subscription revenue was $119.9 million, up 27% year over year
•Income from operations (EBIT) was $18.2 million, an operating margin of 8.1%
•Non-GAAP EBIT1 was $45.2 million, an operating margin of 20.2%
•Operating cash flow was $80.0 million, with free cash flow1 of $79.1 million
•Fourth quarter share repurchases were $50.4 million, or approximately 547,000 shares of common stock

Fiscal 2024 Full Year Highlights -
•Total revenues were $839.2 million, up 7% year over year
•Total ARR2 grew to $770 million, up 15% year over year
•Subscription revenue was $429.2 million, up 23% year over year
•Subscription ARR2 grew to $597 million, up 25% year over year
•Income from operations (EBIT) was $75.4 million, an operating margin of 9.0%
•Non-GAAP EBIT1 was $177.5 million, an operating margin of 21.1%
•Operating cash flow was $203.8 million, with free cash flow1 of $200 million
•Full year share repurchases were $184.0 million, or approximately 2,479,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for First Quarter and Full Year Fiscal 20253 -
We are providing the following guidance for the first quarter of fiscal year 2025:
•Total revenues are expected to be between $213 million and $216 million
•Subscription revenue is expected to be between $116 million and $119 million
•Non-GAAP operating margin1 is expected to be between 18% to 19%

We are providing the following guidance for the full fiscal year 2025:
•Total revenues are expected to be between $904 million and $914 million
•Total ARR2 is expected to grow 14% year over year
•Subscription revenue is expected to be between $514 million and $518 million
•Subscription ARR2 is expected to grow between 21% to 23% year over year
•Non-GAAP operating margin1 is expected to be between 20% to 21%
•Free cash flow1 is expected to be at least $200 million
The above statements are based on current targets using exchange rates as of April 29, 2024. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, April 30, 2024 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Revenue Summary:
Subscription	$94,537	$97,290	$97,757	$114,247	$119,873
Perpetual license	17,561	13,155	14,388	14,874	15,196
Customer support	77,335	76,915	77,019	76,812	77,025
Other services	14,045	10,790	11,833	10,875	11,198
Total revenues	$203,478	$198,150	$200,997	$216,808	$223,292

	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Y/Y Growth:
Subscription	9%	11%	25%	31%	27%
Perpetual license	(25)%	(26)%	(27)%	(25)%	(13)%
Customer support	(9)%	(5)%	(1)%	(1)%	—%
Other services	28%	(4)%	(1)%	6%	(20)%
Total revenues	(1)%	—%	7%	11%	10%

	FY'23	Y/Y Growth	FY'24	Y/Y Growth
Revenue Summary:
Subscription	$347,784	30%	$429,167	23%
Perpetual license	74,918	(33)%	57,613	(23)%
Customer support	314,313	(9)%	307,771	(2)%
Other services	47,575	13%	44,696	(6)%
Total revenues	$784,590	2%	$839,247	7%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q4'23 Revenue as Reported (GAAP)	$94,537	$17,561	$77,335	$14,045	$203,478
Q4'24 Revenue as Reported (GAAP)	$119,873	$15,196	$77,025	$11,198	$223,292
% Change Y/Y (GAAP)	27%	(13)%	—%	(20)%	10%
Constant Currency Impact	$20	$(99)	$(140)	$(59)	$(278)
% Change Y/Y Constant Currency	27%	(14)%	(1)%	(21)%	10%

	Subscription	Perpetual license	Customer support	Other services	Total
FY'23 Revenue as Reported (GAAP)	$347,784	$74,918	$314,313	$47,575	$784,590
FY'24 Revenue as Reported (GAAP)	$429,167	$57,613	$307,771	$44,696	$839,247
% Change Y/Y (GAAP)	23%	(23)%	(2)%	(6)%	7%
Constant Currency Impact	$(1,456)	$(480)	$(1,973)	$(195)	$(4,104)
% Change Y/Y Constant Currency	23%	(24)%	(3)%	(6)%	6%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q4'23		Q1'24		Q2'24		Q3'24		Q4'24
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$122,337	(1)%	$122,124	—%	$120,300	4%	$125,052	16%	$131,069	7%
International	81,141	(1)%	76,026	1%	80,697	12%	91,756	6%	92,223	14%
Total revenues	$203,478	(1)%	$198,150	—%	$200,997	7%	$216,808	11%	$223,292	10%

	FY'23		FY'24
	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$469,244	2%	$498,545	6%
International	315,346	1%	340,702	8%
Total revenues	$784,590	2%	$839,247	7%

Total ARR and Subscription ARR2
($ in thousands)

	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Total ARR[2]	$668,411	$686,028	$711,462	$752,480	$769,946
Subscription ARR[2]	$477,085	$499,580	$529,590	$571,125	$596,667

Notes are contained on the last page of this Press Release.

For the three months ended March 31, 2024 -
Income from Operations (EBIT)
•Income from operations (EBIT) was $18.2 million, an operating margin of 8.1%
•Non-GAAP EBIT1 was $45.2 million, an operating margin of 20.2%

GAAP and Non-GAAP Net Income1
•GAAP net income was $126.1 million, or $2.81 per diluted share
•Non-GAAP net income1 was $35.3 million, or $0.79 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $80.0 million in the fourth quarter
•During the fourth quarter, Commvault repurchased $50.4 million, or approximately 547,000 shares, of common stock at an average share price of approximately $92.07 per share

For the year ended March 31, 2024 -
Income from Operations (EBIT)
•Income from operations (EBIT) was $75.4 million, an operating margin of 9.0%
•Non-GAAP EBIT1 was $177.5 million, an operating margin of 21.1%

GAAP and Non-GAAP Net Income1
•GAAP net income was $168.9 million, or $3.75 per diluted share
•Non-GAAP net income1 was $134.4 million, or $2.98 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $203.8 million in the full fiscal year
•As of March 31, 2024, ending cash and cash equivalents was approximately $312.8 million
•During the full fiscal year, Commvault repurchased $184.0 million, or approximately 2,479,000 shares, of common stock at an average share price of approximately $74.24 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Revenues:
Subscription	$119,873	$94,537	$429,167	$347,784
Perpetual license	15,196	17,561	57,613	74,918
Customer support	77,025	77,335	307,771	314,313
Other services	11,198	14,045	44,696	47,575
Total revenues	223,292	203,478	839,247	784,590
Cost of revenues:
Subscription	15,486	12,922	58,406	44,482
Perpetual license	316	519	2,168	2,439
Customer support	15,806	13,206	60,752	58,273
Other services	7,538	8,158	30,284	30,208
Total cost of revenues	39,146	34,805	151,610	135,402
Gross margin	184,146	168,673	687,637	649,188
Operating expenses:
Sales and marketing	94,458	87,222	354,994	340,783
Research and development	35,244	32,176	132,328	141,847
General and administrative	29,938	27,728	113,997	104,240
Restructuring	4,548	4,092	4,548	15,452
Depreciation and amortization	1,768	1,639	6,415	9,270
Headquarters impairment	—	53,481	—	53,481
Total operating expenses	165,956	206,338	612,282	665,073
Income (loss) from operations	18,190	(37,665)	75,355	(15,885)
Interest income	1,893	384	5,423	1,300
Interest expense	(104)	(157)	(415)	(472)
Other income (expense), net	3,076	(193)	3,250	(305)
Income (loss) before income taxes	23,055	(37,631)	83,613	(15,362)
Income tax expense (benefit)	(103,065)	5,862	(85,293)	20,412
Net income (loss)	$126,120	$(43,493)	$168,906	$(35,774)
Net income (loss) per common share:
Basic	$2.89	$(0.98)	$3.85	$(0.80)
Diluted	$2.81	$(0.98)	$3.75	$(0.80)
Weighted average common shares outstanding:
Basic	43,672	44,437	43,885	44,664
Diluted	44,917	44,437	45,100	44,664

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$312,754	$287,778
Trade accounts receivable, net	222,683	210,441
Assets held for sale	38,680	38,680
Other current assets	21,009	14,015
Total current assets	595,126	550,914

Deferred tax assets, net	111,181	—
Property and equipment, net	7,961	8,287
Operating lease assets	10,545	11,784
Deferred commissions cost	62,837	59,612
Intangible assets, net	1,042	2,292
Goodwill	127,780	127,780
Other assets	27,441	21,905
Total assets	$943,913	$782,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299	$108
Accrued liabilities	117,244	97,888
Current portion of operating lease liabilities	4,935	4,518
Deferred revenue	362,450	307,562
Total current liabilities	484,928	410,076

Deferred revenue, less current portion	168,472	174,393
Deferred tax liabilities	1,717	134
Long-term operating lease liabilities	7,155	8,260
Other liabilities	3,556	3,613

Total stockholders’ equity	278,085	186,098
Total liabilities and stockholders’ equity	$943,913	$782,574

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income (loss)	$126,120	(43,493)	$168,906	$(35,774)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,796	1,667	6,530	10,323
Noncash stock-based compensation	22,610	24,679	94,551	105,746
Noncash change in fair value of equity securities	191	193	17	305
Noncash headquarters impairment	—	53,481	—	53,481
Deferred income taxes	(109,598)	(674)	(109,598)	(674)
Amortization of deferred commissions cost	6,987	6,093	26,531	22,626
Changes in operating assets and liabilities:
Trade accounts receivable, net	(1,049)	6,183	(21,725)	(11,596)
Operating lease assets and liabilities, net	131	5	550	(56)
Other current assets and Other assets	(1,634)	3,197	336	6,179
Deferred commissions cost	(9,411)	(7,866)	(29,952)	(30,529)
Accounts payable	87	(346)	195	(297)
Accrued liabilities	16,146	(7,110)	16,998	(24,213)
Deferred revenue	27,951	31,949	50,394	73,756
Other liabilities	(342)	(125)	65	1,011
Net cash provided by operating activities	79,985	67,833	203,798	170,288
Cash flows from investing activities
Purchase of property and equipment	(859)	(1,055)	(4,086)	(3,241)
Purchase of equity securities	(373)	(84)	(1,435)	(2,045)
Net cash used in investing activities	(1,232)	(1,139)	(5,521)	(5,286)
Cash flows from financing activities
Repurchase of common stock	(50,366)	(60,790)	(184,021)	(150,921)
Proceeds from stock-based compensation plans	5,687	6,113	13,440	15,405
Payment of debt issuance costs	—	—	—	(63)
Net cash used in financing activities	(44,679)	(54,677)	(170,581)	(135,579)
Effects of exchange rate — changes in cash	(5,630)	2,292	(2,720)	(9,152)
Net increase in cash and cash equivalents	28,444	14,309	24,976	20,271
Cash and cash equivalents at beginning of period	284,310	273,469	287,778	267,507
Cash and cash equivalents at end of period	$312,754	$287,778	$312,754	$287,778

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$18,190	$(37,665)	$75,355	$(15,885)
Noncash stock-based compensation[4]	21,093	24,378	93,034	103,139
FICA and payroll tax expense related to stock-based compensation[5]	1,073	803	3,285	2,465
Restructuring[6]	4,548	4,092	4,548	15,452
Amortization of intangible assets[7]	312	312	1,250	1,250
Headquarters impairment[8]	—	53,481	—	53,481
Non-GAAP income from operations	$45,216	$45,401	$177,472	$159,902

GAAP net income (loss)	$126,120	$(43,493)	$168,906	$(35,774)
Noncash stock-based compensation[4]	21,093	24,378	93,034	103,139
FICA and payroll tax expense related to stock-based compensation[5]	1,073	803	3,285	2,465
Restructuring[6]	4,548	4,092	4,548	15,452
Amortization of intangible assets[7]	312	312	1,250	1,250
Headquarters impairment[8]	—	53,481	—	53,481
Gain on escrow payment[9]	(1,670)	—	(1,670)	—
Non-GAAP provision for income taxes adjustment[10]	(116,136)	(6,407)	(134,989)	(22,904)
Non-GAAP net income	$35,340	$33,166	$134,364	$117,109

Diluted weighted average shares outstanding	44,917	45,177	45,100	45,734
Non-GAAP diluted earnings per share	$0.79	$0.73	$2.98	$2.56

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$79,985	$67,833	$203,798	$170,288
Purchase of property and equipment	(859)	(1,055)	(4,086)	(3,241)
Non-GAAP free cash flow	$79,126	$66,778	$199,712	$167,047

Notes are contained on the last page of this Press Release.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, noncash impairment charges, and a gain related to a non-refundable escrow payment associated with the pending sale of Commvault's headquarters from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Cost of revenues	$1,608	$935	$6,832	$4,787
Sales and marketing	6,796	11,044	36,630	43,081
Research and development	5,402	5,518	21,585	28,540
General and administrative	7,287	6,881	27,987	26,731
Stock-based compensation expense	$21,093	$24,378	$93,034	$103,139

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in note six.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

2.Annualized Recurring Revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term licenses, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term licenses, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.

ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

4.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in note 6.

5.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

6.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by our restructuring plans.

7.Represents noncash amortization of intangible assets.

8.Represents noncash impairment charges related to the pending sale of Commvault's owned corporate headquarters.

9.Represents a non-refundable escrow payment received related to the expiration of the exclusivity agreement for the pending sale of Commvault's owned corporate headquarters.

10.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27% during fiscal 2024 and fiscal 2023. During the fourth quarter of fiscal 2024, the Company reversed its valuation allowance, resulting in a tax benefit of $85 million for the fiscal year ended March 31, 2024. Beginning in fiscal 2025, Commvault will lower its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.